Exhibit 99.1

NextNRG Enters into $7,000,000 Debt Exchange to Strengthen Stockholders’ Equity

Conversion of $7 Million in Debt and Accrued Obligations into Preferred Equity Supports Nasdaq Stockholders’ Equity Compliance Efforts

MIAMI, FL, November 3, 2026 (GLOBE NEWSWIRE) — NextNRG, Inc. (NASDAQ: NXXT) (“NextNRG” or the “Company”), a pioneer in AI-driven energy innovation transforming how energy is produced, managed and delivered, today announced that it has entered into a debt exchange agreement with Michael D. Farkas, the Company’s Chief Executive Officer, under which $7,000,000 in outstanding notes, accrued interest and personal guarantee fees owed to Mr. Farkas will be exchanged for 7,000 shares of newly designated Series D Convertible Voting Preferred Stock with an initial stated value of $1,000 per share.

The exchanged obligations consist of $3,629,924 in outstanding principal, $2,749,169 in accrued interest and $620,907 in accrued personal guarantee fees. Upon closing and issuance of the Series D Preferred shares, these obligations will be satisfied and cancelled in full.

Nasdaq requires listed companies to maintain a minimum of $2.5 million in stockholders’ equity. The debt exchange is expected to eliminate $7,000,000 of indebtedness and strengthen stockholders’ equity. While the exchange alone does not satisfy the requirement, it represents a meaningful step toward it and is one component of the Company’s plan of compliance.

As a related-party transaction, the debt exchange was reviewed and approved by the Audit Committee of the Company’s Board of Directors, composed solely of independent and disinterested directors. The Board also approved the transaction, with Mr. Farkas abstaining from the Board’s vote. Additional terms of the Series D Convertible Voting Preferred Stock are described in the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Separately, the Company’s previously announced 1-for-10 reverse stock split became effective on Friday, October 30, 2026. The Company’s common stock began trading on a split-adjusted basis on October 30 under the existing ticker symbol “NXXT.” The reverse split was intended to increase the per-share trading price of the Company’s common stock in an effort to satisfy Nasdaq’s $1.00 minimum bid price requirement.

The Company continues to work toward regaining compliance with Nasdaq’s continued listing requirements and awaits the decision of the Nasdaq Hearings Panel. There can be no assurance that these actions will result in the Company regaining or maintaining compliance.

About NextNRG, Inc.

NextNRG, Inc. (NextNRG) is Powering What’s Next by deploying its AI-driven Smart Controller, a proprietary AI technology that continuously optimizes how energy is generated, stored, and consumed. The Company deploys the controller within microgrids at commercial, healthcare, municipal, industrial and federal sites, and at a utility scale through the Next Utility Operating System®.

NextNRG also sells EV chargers, is advancing wireless in-motion charging, and operates one of the nation’s largest on-demand mobile fueling fleets through EzFill.

To learn more, visit www.nextnrg.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement describing NextNRG’s goals, expectations, financial or other projections, intentions, or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “expect,” “intends,” “will,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including, but not limited to, those related to NextNRG’s business and macroeconomic and geopolitical events. These and other risks are described in NextNRG’s filings with the Securities and Exchange Commission from time to time.

NextNRG’s forward-looking statements involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by NextNRG. Although NextNRG’s forward-looking statements reflect the good faith judgment of NextNRG, these statements are based only on facts and factors currently known by NextNRG. Except as required by law, NextNRG undertakes no obligation to update these forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements.

Investor Relations Contact

NextNRG, Inc.

Sharon Cohen

SCohen@nextnrg.com